Exhibit 99.2

CONSENT OF VINING SPARKS IBG, L.P.

We hereby consent to the inclusion of our letter to the Board of Directors of AltaPacific Bancorp (the “Company”) as an annex to the proxy statement/prospectus relating to the proposed merger of the Company with and into Banner Corporation (“Banner”), contained in Banner’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Vining Sparks IBG, L.P.
Vining Sparks IBG, L.P.
Austin, Texas
August 28, 2019